                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                                            NETWORK COMPUTING
                                  DEVICES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                                            NETWORK COMPUTING
                                  DEVICES, INC.
      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                                     [LOGO]


March 8, 2001


Dear Stockholder:


    A special meeting of stockholders of Network Computing Devices, Inc. will be held on March 29, 2001 at 10:00 a.m. local time, at NCD's headquarters at 301 Ravendale Drive, Mountain View, California, for the purpose of considering and approving an amendment to NCD's Certificate of Incorporation to effect a reverse stock split of between 1-for-2 and 1-for-4. You are cordially invited to attend.


    The Notice of Special Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

    After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

Very truly yours,

RUDOLPH G. MORIN

PRESIDENT AND CHIEF EXECUTIVE OFFICER

                        NETWORK COMPUTING DEVICES, INC.

                                ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                             ---------------------


                           To Be Held March 29, 2001


TO THE STOCKHOLDERS:


    Notice is hereby given that a special meeting of the stockholders of Network Computing Devices, Inc., a Delaware corporation, will be held on March 29, 2001, at 10:00 a.m. local time, at our principal offices located at 301 Ravendale Drive, Mountain View, California, for the following purposes:


    1. To consider and approve an amendment to our Amended and Restated Certificate of Incorporation to permit the Board of Directors to effect a reverse split of our outstanding Common Stock by a ratio of between 1-for-2 and 1-for-4.

    2.  To transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on February 5, 2001 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement.

                                          By Order of the Board of Directors,

                                          Rudolph G. Morin

                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Mountain View, California

March 8, 2001


IMPORTANT: PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

              PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS


    The accompanying proxy is solicited by the Board of Directors of Network Computing Devices, Inc., a Delaware corporation, for use at a special meeting of stockholders to be held on March 29, 2001, or any adjournment or postponement, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. The date of this Proxy Statement is March 8, 2001, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.


                       SOLICITATION AND VOTING OF PROXIES

    We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail through its employees, we will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We have retained the services of ChaseMellon Shareholder Services, L.L.C. to aid in the solicitation of proxies, deliver proxy materials to brokers, nominees, fiduciaries and other custodians for distribution to beneficial owners of stock and to solicit proxies therefrom. ChaseMellon will receive a fee of approximately $6,500 and reimbursement of all reasonable out-of-pocket expenses. In addition, we may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

    On February 5, 2001, we had outstanding 17,613,237 shares of Common Stock and 220,000 shares of Series B Preferred Stock, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock and 10 votes for each share of Series B Preferred Stock held by him or her. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

    All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to our Secretary a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of February 5, 2001, certain information with respect to the beneficial ownership of our Common Stock by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) each director, (iii) our Chief Executive Officer and the other executive officer and former executive officers who earned at least $100,000 during the year ended December 31, 2000, and (iv) all directors and executive officers as a group:

                                                              NUMBER OF     PERCENT OF
                                                               SHARES      COMMON STOCK
NAME OF BENEFICIAL OWNER(1)                                     OWNED     OUTSTANDING(2)
---------------------------                                   ---------   --------------
Guenther Pfaff(3) ..........................................  4,000,500        21.7%
  Underbachstrasse 22
  CH-6318 Walchwil, Switzerland
SCI Systems, Inc.(4) .......................................  3,300,000        15.6%
  2101 West Clinton Avenue
  Huntsville, Alabama 35805
Tektronics, Inc.(5) ........................................  1,750,000         9.3%
  P.O. Box 500, MS 55-722
  Beaverton, OR 97077
Alan Andreini(6) ...........................................  1,171,600         6.6%
  395 Hudson Street
  New York, NY 10014
Kiskiminetas Springs School(7) .............................  1,036,800         5.8%
  1888 Brett Lane
  Saltsburg, PA 15681
Robert G. Gilbertson(8).....................................    722,894         3.9%
Rudolph G. Morin(9).........................................    432,139         2.4%
Douglas H. Klein(10)........................................    177,543         1.0%
Stephen A. MacDonald(11)....................................     51,250           *
Michael A. Garner(12).......................................     18,250           *
Gregory S. Wood(13).........................................          0           *
John DeSantis(14)...........................................     17,192           *
Directors and executive officers                              5,419,768        27.4%
  as a group (8 persons)(15)................................

------------------------

   * Less than 1%.

 (1) The persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

 (2) Calculated on the basis of 17,613,237 shares of Common Stock outstanding as of February 5, 2001, except that shares of Common Stock underlying options, warrants and convertible notes exercisable or convertible within 60 days of February 5, 2001 are deemed outstanding for purposes of calculating the beneficial ownership of Common Stock of the holders of such options.

 (3) Includes shares of Series B Preferred Stock that are convertible into 2,200,000 shares of Common Stock and a warrant that is exercisable for 600,000 shares of Common Stock.

 (4) Represents the number of shares into which a 13 month convertible note amounting to $3.3 million may be converted at any time during the note period.

 (5) Includes a warrant to purchase 1,000,000 shares which is currently exercisable.

 (6) Based on a Schedule 13G Amendment filed by Alan Andreini on February 14, 2000 reflecting ownership of securities listed in this table for his own account and by persons for whom he exercises trading authority. As of December 31, 1999, Mr. Andreini's accounts held 934,500 shares of common stock. As of December 31, 1999, Mr. Andreini was authorized to exercise trading authority over: (i) an account of Kiskiminetas at PaineWebber, which held 170,000 shares of common stock; (ii) the account of The Andreini Foundation (the "Foundation") which held 23,500 shares of common stock;
     (iii) the account of John D. Andreini (who is deceased) and Blanche M. Andreini (the "Parents") at Cheevers Hand & Angeline, Inc., which held 41,700 shares of common stock; and (iv) an account at Piper Jaffray, Inc. for the benefit of his son, Alan J. Andreini, Jr., under Illinois Uniform Transfers to Minors Act, which held 2,000 shares of common stock. Pursuant to the rules promulgated under the federal securities laws, Mr. Andreini may be deemed to be the beneficial owner of the common stock owned by each such person because he has shared investment and voting power in respect of the account of Kiskiminetas and the account of the Parents, and has sole investment and voting power in respect of the Foundation and of the account of his son. Mr. Andreini disclaims beneficial ownership of the common stock held by Kiskiminetas, the Parents and the Foundation.

 (7) Based on a Schedule 13G filed by Kiskiminetas Springs School ("Kiskiminetas") on February 10, 2000, Kiskiminetas is a non-profit educational institution that has an endowment composed of Network Computing Devices, Inc. common stock and certain other securities. The voting power and the investment power of Kiskiminetas over the shares of common stock vested in the Finance Committee of the Board of Trustees of Kiskiminetas (the "Finance Committee"), which is exercised by the approval of the majority of the members thereof. The Finance Committee is composed of seven members. The Members of the Finance Committee are Alan J. Andreini, Michael Yukevich, Jr., John A. Pidgeon, Allen R. Glick, Carl L. Kalnow, James P. Moore, Jr., Maynard H. Murch, IV, and Janice Fuellhart. Since the decision-making power is vested in the Finance Committee, we need not be concerned with which individuals are responsible for administering which brokerage account.

 (8) Includes 702,500 shares of Common Stock that may be acquired upon exercise of options that are currently exercisable or will become exercisable within 60 days after February 5, 2001.

 (9) Includes 415,729 shares of Common Stock that may be acquired upon exercise of options that are currently exercisable or will become exercisable within 60 days after February 5, 2001.

 (10) Includes 170,375 shares of Common Stock that may be acquired upon exercise of options that are currently exercisable or will become exercisable within 60 days after February 5, 2001.

 (11) Consists of 51,250 shares of Common Stock that may be acquired upon exercise of options that are currently exercisable or will become exercisable within 60 days after February 5, 2001.

 (12) Consists of 18,250 shares of Common Stock that may be acquired upon exercise of options that are currently exercisable or will become exercisable within 60 days after February 5, 2001.

 (13) Mr. Wood's employment with the Company as its Chief Financial Officer terminated in November 2000. He is expected to be included in the Summary Compensation Table in the Company's 2001 Proxy Statement and is therefore included in this table pursuant to the rules of the Securities and Exchange Commission.

 (14) Mr. DeSantis' employment with the Company as its Senior Vice President of Sales and Marketing terminated in April 2000. He is expected to be included in the Summary Compensation Table in the Company's 2001 Proxy Statement and is therefore included in this table pursuant to the rules of the SEC.

 (15) Includes 1,958,104 shares of Common Stock that may be acquired upon exercise of options that are currently exercisable or will become exercisable within 60 days after February 5, 2001. Also includes shares of Series B Preferred Stock that are convertible into 2,200,000 shares of Common Stock and a warrant that is exercisable for 600,000 shares of Common Stock. See footnote 3.

           APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                 TO EFFECT A ONE-FOR-FOUR REVERSE SPLIT OF THE
                       OUTSTANDING SHARES OF COMMON STOCK

PROPOSED AMENDMENT

    Our board of directors has proposed amending Article IV of our certificate of incorporation to effect a reverse stock split in which the outstanding shares of common stock, referred to as "old common stock," will be combined and reconstituted as a smaller number of shares of common stock, referred to as "new common stock," in a ratio of between two and four shares of old common stock for each share of new common stock. The permissible ratios between two and four will vary by increments of 0.1, such that we could effect a 1-for-2.8 reverse split but not a 1-for-2.75 reverse split. The exact ratio will be determined by the board based on prevailing market conditions at the time the reverse stock split is effected. Stockholders are being asked to approve a separate amendment to the certificate of incorporation corresponding to each of the possible reverse split ratios between two and four, with the board having the authority to give its final approval to only one of such amendments.

    By approving the proposed amendment, the stockholders will be authorizing the board to implement the reverse split at any time on or before December 31, 2001 or to abandon the reverse split at any time. If the amendment has not been filed with the Delaware Secretary of State by the close of business on the foregoing date, the board will either resolicit stockholder approval or abandon the reverse split.

    The text of the proposed amendment is attached to this proxy statement as Appendix A.

PURPOSES AND EFFECTS OF THE REVERSE STOCK SPLIT

    The purposes of the reverse stock split are to reduce the number of common shares of our stock outstanding, to increase the per share trading price of our common stock and to bolster the company's attempt to secure the continued listing of our common stock on the Nasdaq National Market or re-listing upon any other national exchange.

    The immediate effect of the reverse stock split will be to decrease the number of shares of common stock outstanding from approximately 17,613,237 shares to between approximately 8,806,618 shares and approximately 4,403,319 shares. In addition, the reverse split will result in a proportionate decrease in the number of shares authorized for issuance under our stock option and stock purchase plans and the number of shares of common stock issuable upon exercise of outstanding options, and a proportionate increase in the exercise prices of outstanding options. As a result, following the effective date, the number of shares of common stock issuable upon the exercise of outstanding options will be reduced from approximately 3,124,498 shares to between approximately 1,562,249 shares and approximately 781,125 shares.

    The reverse stock split will also decrease the number of shares into which an outstanding convertible note may be converted and the number of shares into which all outstanding warrants may be converted. As a result, the number of shares into which the convertible note may be converted will be reduced from 3,300,000 to between approximately 1,650,000 shares and approximately 825,000 shares and the number of shares into which the warrants may be converted will be reduced from 1,600,000 shares to between approximately 800,000 shares and approximately 400,000 shares.

    The reduction in the number of outstanding shares is expected to increase the trading price of our common stock, although there can be no assurance that such price will increase in proportion to the ratio of the reverse stock split ratio. The trading price of our common stock depends on many factors, including many which are beyond our control. The higher stock price may increase investor interest and reduce resistance of brokerage firms to recommend the purchase of our common stock. On the other hand, to the extent that negative investor sentiment regarding our common stock is not based on our underlying business fundamentals, the reverse split may not overcome such sentiment enough to increase our stock price to a level that consistently exceeds $1.00 per share.

    On November 9, 2000, we received a notice from Nasdaq that our common stock had failed to maintain a minimum bid price of $1.00 over the last 30 consecutive trading days as required for continued listing on the Nasdaq National Market. The notice states that if at any time before February 4, 2001, the closing bid price of our common stock is not at least $1.00 for a minimum of 10 consecutive trading days, Nasdaq will reevaluate our compliance with its listing qualifications. We have filed an appeal of Nasdaq's delisting proceeding, pending which our common stock will remain listed on the Nasdaq National Market. Since December 1, 2000, the closing sale price of our common stock has ranged from $0.10 to $0.625 per share.

    If the market price for our common stock remains below $1.00 per share and our common stock is no longer listed on the Nasdaq National Market, our common stock may be deemed to be penny stock. If our common stock is considered penny stock, it would be subject to rules that impose additional sales practices on broker-dealers who sell our securities. For example, broker-dealers must make a special suitability determination for the purchaser, receive the purchaser's written consent to the transaction prior to sale, and make special disclosures regarding sales commissions, current stock price quotations, recent price information and information on the limited market in penny stock. Because of these additional obligations, some brokers may not effect transactions in NCD stock, which could adversely affect the liquidity of such common stock.

    The shares of new common stock will be fully paid and non-assessable. The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. No stockholder's percentage ownership of common stock will be altered except for the effect of rounding fractional shares.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

    The affirmative vote of a majority of the outstanding shares of common stock and a majority of the outstanding shares Series B Preferred Stock is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on this proposal.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDER VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE OUTSTANDING SHARES OF COMMON STOCK.

    The board of directors believes that the reverse stock split is likely to result in the bid price of our common stock increasing over the $1.00 minimum bid price requirement, thereby permitting the continued listing of our common stock on the Nasdaq National Market. However, the market price of our common stock may not rise in proportion to the reduction in the number of outstanding shares resulting from the reverse split. Moreover, our share price, together with the trading price of a large number of similar securities, has been subject to a downward trend over the past nine months, and the price may not remain above $1.00 even if it exceeds that price initially following the reverse split. Further, the liquidity of our common stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. In addition, the split will increase the number of stockholders who own "odd lots," which consist of blocks of fewer than 100 shares. Stockholders who hold odd lots may be required to pay higher brokerage commissions when they sell their shares and may have greater difficulty in making sales.

EFFECTIVENESS OF THE REVERSE STOCK SPLIT

    If this proposal is approved by stockholders, management intends to file the amendment to our certificate of incorporation with the Delaware Secretary of State promptly after the board of directors approves the final conversion ratio, upon which the reverse split will become effective. Upon the filing of the amendment, all the old common stock will be converted into new common stock as set forth in the amendment. Even if the reverse stock split is approved by stockholders, our board of directors has discretion to decline to carry out the reverse split if it determines for any reason that the reverse split will not be in our best interests. If the reverse split is not implemented on or before December 31, 2001, the board of directors will either resolicit stockholder approval or abandon the reverse split.

CERTIFICATES AND FRACTIONAL SHARES

    As soon as practicable after the effective date, NCD will request that all stockholders return their stock certificates representing shares of old common stock outstanding on the effective date in exchange for certificates representing the number of whole shares of new common stock into which the shares of old common stock have been converted as a result of the reverse stock split. Each stockholder will receive a letter of transmittal from NCD's transfer agent containing instructions on how to exchange certificates. STOCKHOLDERS SHOULD NOT SUBMIT THEIR OLD CERTIFICATES TO THE TRANSFER AGENT UNTIL THEY RECEIVE THESE INSTRUCTIONS. In order to receive new certificates, stockholders must surrender their old certificates in accordance with the transfer agent's instructions, together with the properly executed and completed letter of transmittal.

    Beginning with the effective date, each old certificate, until exchanged as described above, will be deemed for all purposes to evidence ownership of the number of whole shares of new common stock into which the shares evidenced by the old certificates have been converted.

    No fractional shares will be issued. Any fractional shares created as a result of the reverse split will be rounded to the nearest whole share.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

    Our bylaws require advance notice of any stockholder proposals to be brought before a stockholders' meeting. Under the bylaws, in order for business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.

    To be timely, a stockholder proposal to be presented at an annual meeting must be received at our principal executive offices not less than 120 calendar days in advance of the date that our proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if the date of the annual meeting is advanced by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement the stockholder proposal must be received not later than the close of business on the 10th day following the day on which the date of the meeting is made public.

    Because the deadline for presenting stockholder proposals at the 2001 annual meeting was December 31, 2000, no such stockholder proposals may be presented unless the annual meeting is scheduled for a date after May 1, 2001.

                         TRANSACTION OF OTHER BUSINESS

    At the date of this proxy statement, the Board of Directors knows of no business that will be conducted at the special meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Michael A. Garner
                                          SECRETARY


March 8, 2001

                    NETWORK COMPUTING DEVICES, INC.

               PROXY SOLICITED BY THE BOARD OF DIRECTORS
                FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD MARCH 29, 2001

The undersigned hereby appoints Rudolph G. Morin or Michael A. Garner, or either of them, each with full power of substitution, as the proxyholder(s) of the undersigned to represent the undersigned and vote all shares of the Common Stock of Network Computing Devices, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company on March 29, 2001, and at any adjournments or postponements of such meeting, as follows:

     To approve an amendment to the Company's Certificate of Incorporation to permit the Board of Directors to effect a reverse split of the outstanding Common Stock by a ratio of between 1-for-2 and 1-for-4.

               / /   FOR      / /   AGAINST      / /   ABSTAIN

The Board recommends that you vote FOR the above proposal. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSAL. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.


                            Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.



                            ----------------------------------------------------
                                      (Signature(s) of Stockholder(s))



                            ----------------------------------------------------
                                      (Signature(s) of Stockholder(s))



                            Dated              , 2001
                                 --------------


                            PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.